Exhibit 3.2

AMENDED AND RESTATED

BY-LAWS

OF

SEI INVESTMENTS COMPANY

(a Pennsylvania Corporation)

ARTICLE I

Offices and Fiscal Year

Section 1.01. Registered Office. The registered office of the corporation in the Commonwealth of Pennsylvania shall be at 1 Freedom Valley Drive, Oaks, Pa 19456 until otherwise established by a vote of a majority of the board of directors in office, and a statement of such change is filed with the Department of State.

Section 1.02. Other Offices. The corporation may also have offices at such other places within or without the Commonwealth of Pennsylvania as the board of directors may from time to time appoint or the business of the corporation require.

Section 1.03. Fiscal Year. The fiscal year of the corporation shall begin on the first day of January in each year.

ARTICLE II

Meetings of Shareholders

Section 2.01. Place of Meeting. All meetings of the shareholders of the corporation shall be held at the registered office of the corporation unless another place is designated by the board of directors in the notice of such meeting.

Section 2.02. Annual Meeting. The board of directors may fix the date and time of the annual meeting of the shareholders, but if no such date and time is fixed by the board the meeting for any calendar year shall be held on the 10th day of May in such year, if not a legal holiday under the laws of Pennsylvania, and, if a legal holiday, then on the next succeeding business day, not a Saturday, at 10:00 o’clock A.M., and at said meeting the shareholders then entitled to vote shall elect directors and shall transact such other business as may properly be brought before the meeting. If the annual meeting shall not have been called and held during such calendar year, any shareholder may call such meeting at any time thereafter.

Section 2.03. Special Meetings. Special meetings of the shareholders of the corporation for any purpose or purposes may be called at any time by the chairman of the board, president or by the Secretary upon a request in writing therefor signed by a majority of the board of directors.

At any time, upon written request of any person or persons who have duly called a special meeting, which written request shall state the object of the meeting, it shall be the duty of the secretary to fix the date of the meeting to be held at such date and time as the secretary may fix, not less than five nor more than 60 days after the receipt of the request, and to give due notice thereof. If the secretary shall neglect or refuse to fix the date and time of such meeting and give notice thereof, the person or persons calling the meeting may do so.

Section 2.04. Notice of Meetings. Written notice of every meeting of the shareholders, whether annual or special, shall be given to each shareholder of record entitled to vote at the meeting, at least five days (ten days in the case of any annual or special meeting at which there is to be considered any amendment to the articles of the corporation, the sale of all or substantially all of its assets, or its merger with or consolidation into any other corporation) prior to the day named for the meeting. Every notice of a special meeting shall state briefly the purpose or purposes thereof, and no business, other than that specified in such notice and matters germane thereto, shall be transacted at any special meeting without further notice to shareholders not present in person or by proxy.

Whenever the language of a proposed resolution is included in a written notice of a meeting of shareholders the resolution may be adopted at such meeting with such clarifying or other amendments as do not enlarge its original purpose without further notice to shareholders not present in person or by proxy.

Section 2.05. Quorum, Manner of Acting and Adjournment. The presence in person or by proxy of shareholders entitled to cast a majority of the votes which all shareholders are entitled to cast on the particular matter shall constitute a quorum for the purpose of considering-such matter. Treasury shares shall not be counted in determining the total number of outstanding shares for voting purposes at any give time. The shareholders present in person or by proxy at a duly organized meeting can continue to do business until adjournment, notwithstanding withdrawal of enough shareholders to leave less than quorum.

If a meeting cannot be organized because a quorum has not attended, the shareholders entitled to vote and present in person or represented by proxy may adjourn the meeting to such time and place as they may determine. At any such adjourned meeting at which a quorum may be present such business may be transacted as might have been transacted at the meeting as originally called. No notice of any adjourned meeting of the shareholders of the corporation shall be required to be given, except by announcement at the meeting. In case of any meeting called for the election of directors, those who attend the second of such adjourned meetings, although less than a quorum, shall nevertheless constitute a quorum for the purpose of electing directors. Any meeting at which directors are to be elected shall be adjourned only from day to day, or for such longer periods not exceeding 15 days each, as may be directed by shareholders who are present in person or by proxy and who are entitled to cast at least a majority of the vote which all such shareholders would be entitled to cast at an election of directors, until such directors are,

Except as otherwise specified in the articles or these by-laws or provided by statute, the acts, at a duly organized meeting, of the shareholders present, in person or by proxy, entitled to cast at least a majority of the votes which all shareholders present in person or by proxy are entitled to cast shall be the acts of the shareholders.

Section 2.06. Organization. At every meeting of the shareholders, the chairman of the board, if there be one, or in the case of vacancy in office or absence of the chairman of the board, one of the following officers present in the order stated: the vice chairman of the board, if there be one, the president, the vice presidents in their order of rank and seniority, or a chairman chosen by the shareholders entitled to cast a majority of the votes which all shareholders present in person or by proxy are entitled to cast, shall act as chairman, and the secretary, or, in the absence of the secretary, an assistant secretary, or in the absence of both the secretary and assistant secretaries, a person appointed by the chairman, shall act as secretary.

Section 2.07. Voting.

(a) Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for the shareholder by proxy.

(b) Every proxy shall be executed or authenticated by the shareholder or by the duly authorized attorney-in-fact of the shareholder and filed with or transmitted to the secretary of the corporation or its designated agent. A shareholder or his or her duly authorized attorney-in fact may execute or authenticate a writing or transmit an electronic message authorizing another person to act for such shareholder by proxy. A telegram, telex, cablegram, datagram, email, Internet communication or other means of electronic transmission from a shareholder or attorney-in-fact, or a photographic, facsimile or similar reproduction of a writing executed by a shareholder or attorney-in-fact:

(1) may be treated as properly executed or authenticated for purposes of this subsection; and

(2) shall be so treated if it sets forth or utilizes a confidential and unique identification number or other mark furnished by the corporation to the shareholder for the purposes of a particular meeting or transaction.

(c) A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until notice thereof has been given to the secretary of the corporation. No unrevoked proxy shall be valid after 11 months from the date of its execution, unless a longer time is expressly provided therein, but in no event shall any proxy, unless coupled with an interest, be voted on after three years from the date of its execution. A proxy shall not be revoked by the death or incapacity of the maker unless, before the vote is counted or the authority is exercised, written notice of such death or incapacity is given to the secretary of the corporation. A shareholder shall not sell a vote or execute a proxy to any person for any sum of money or anything of value. A proxy coupled with an interest shall include an unrevoked proxy in favor of a creditor of a shareholder and such proxy shall be valid as long as the debt owed by the shareholder to the creditor remains unpaid.

(d) Every shareholder of record except the holder of shares which have been called for redemption and with respect to which an irrevocable deposit of funds has been made, shall have the right, at every shareholders’ meeting, to such a vote for every share, and to such a fraction of a vote with respect to every fractional share of stock in the corporation standing in such shareholder’s name on the books of the corporation as may be provided in the articles, and to one vote for every share, and to a fraction of a vote equal to every fractional share, if no express provision for voting rights is made in the articles. Treasury shares shall not be voted, directly or indirectly, at any meeting of shareholders or be counted in connection with the expression of consent or dissent to corporate action in writing without a meeting.

Section 2.08. Voting Lists. The officer or agent of the corporation having charge of the transfer books for shares of the corporation shall make, at least five days before each meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, with the address of and the number of shares held by each, which list shall be kept on file at the registered office of the corporation, and shall be subject to inspection by any shareholder at any time during usual business hours. If the corporation has less than 5000 shareholders, such list shall also be produced and kept open at the time and place of the meeting, and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof, kept in Pennsylvania, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book, or to vote, in person or by proxy, at any meeting of shareholders.

Section 2.09. Judges of Election. The vote upon any matter, including the election of directors, need not be by ballot. In advance of any meeting of shareholders the board of directors may appoint judges of election, who need not be shareholders, to act at such meeting or any adjournment thereof. If judges of election are not so appointed, the chairman of any such meeting may, and upon the demand of any shareholder or the shareholder’s proxy at the meeting and before voting begins shall, appoint judges of election. The number of judges shall be either one or three, as determined in the case of judges appointed upon demand of a shareholder, by shareholders present entitled to cast a majority of the votes which all shareholders present are entitled to cast thereon. No person who is a candidate for office shall act as a judge. In case any person appointed as judge fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the board of directors, in advance of the convening of the meeting, or at the meeting by the chairman of the meeting.

If judges of election are appointed as aforesaid, they shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, receive votes or ballots, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes, determine the result, and do such acts as may be proper to conduct the election or vote with fairness to all shareholders. If there be three judges of election, the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all.

On request of the Chairman of the meeting or of any shareholder or the shareholder’s proxy, the judges shall make a report in writing of any challenge or question or matter determined by them and execute a certificate of any fact found by them.

Section 2.10. Determination of Shareholders of Record. The board of directors may fix a date, not more than 90 days preceding the date of any meeting of shareholders, or the date fixed for the payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares will be made or go into effect, as a record date for the determination of the shareholders entitled to notice of, or to vote at, any such meeting, or entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights or to exercise the rights in respect to any such change, conversion or exchange of shares; and in such case, if otherwise entitled, all shareholders of record on the date so fixes, and no others, shall be entitled to notice of, or to vote at, such meeting, or to receive payment of such dividend or distribution or to receive such allotment of rights, or exercise such rights as the case may be, notwithstanding any transfer of any shares on the books of the corporation after any such record date fixes as aforesaid.

Unless a record date is fixed by the board of directors for such purpose, transferees of shares which are transferred on the books within ten days next preceding the date of such meeting shall not be entitled to notice of, or to vote at, such meeting.

Section 2.11. Consent of Shareholders in Lieu of Meeting. Any action which may be taken at a meeting of the shareholders or of a class of shareholders of the corporation may be taken without a meeting if a consent or consents in writing, setting forth the action so taken, shall be signed by all the shareholders who would be entitled to vote at a meeting of the shareholders or of a class of shareholders for such purpose and shall be filed with the secretary of the corporation.

If the articles so provide any action (except any action with respect to an amendment of articles or plan under which a class or classes of shareholders are by statute entitled to claim the right to valuation of and payment for their shares) which may be taken at a meeting of shareholders or of a class of shareholders may be taken without a meeting, if a consent or consent in writing to such action, setting forth the action so taken, shall be signed by shareholders entitled to cast two-thirds of the total number of votes which all shareholders of the corporation or of a class of shareholders are entitled by the articles to cast upon such action and shall be filed within the secretary of the corporation. Such action shall not become effective until after at least ten days’ written notice of such action shall have been given to each shareholder of record entitled to vote thereon.

Section 2.12. Business to be Transacted at Shareholder Meetings. No business may be transacted at an annual meeting of shareholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the board of directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the annual meeting by any shareholder of the corporation (i) who is a shareholder of record on the date of the giving of notice provided for in Section 2.12 and on the record date for the determination of shareholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 2.12. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, such shareholder must have given timely notice thereof in proper written form to the secretary of the corporation.

To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the shareholder, in order to be timely, must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was first mailed.

To be in proper written form, a shareholder’s notice to the secretary must set forth as to each matter such shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such shareholder, (iii) the class or series and number of shares of capital stock of the corporation which are owned beneficially or of record by such shareholder, (iv) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business and (v) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

No business shall be conducted at the annual meeting of shareholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 2.12; provided, however, that once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 2.12 shall be deemed to preclude discussion by any shareholder of any such business. If the chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

At a special meeting of shareholders, only such business shall be conducted as shall have been set forth in the notice relating to the meeting. At any meeting, matters incident to the conduct of this meeting may be voted upon or otherwise disposed of as the presiding officer of the meeting shall determine to be appropriate.

ARTICLE III

Board of Directors

Section 3.01. Powers; Personal Liability.

(a) The board of directors shall have full power to conduct, manage, and direct the business and affairs of the corporation; and all powers of the corporation, except those specifically reserved or granted to the shareholders by statute or by the articles or these by-laws, are hereby granted to and vested in the board of directors.

(b) A director of the corporation shall not be personally liable, as such, for monetary damages for any action taken, or any failure to take any action, unless the director has breached or failed to perform the duties of his or her office under 42 Pa.C.S. § 8363 and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. The provisions of this subsection shall not apply to the responsibility or liability of a director pursuant to any criminal statute or the liability of a director for the payment of taxes pursuant to local, state or federal law. The provisions of this subsection shall be effective January 27, 1987, but shall not apply to any action filed prior to that date nor to any breach of performance of duty or any failure of performance of duty by a director occurring prior to that date.

Section 3.02. Qualification and Election. All directors of the corporation shall be natural persons of full age, but need not be residents of Pennsylvania or shareholders in the corporation. Except in the case of vacancies, directors shall be elected by the shareholders. Upon the demand of any shareholder or the shareholder’s proxy at any meeting of shareholders for the election of directors the chairman of the meeting shall call for and shall afford a reasonable opportunity for the making of nominations for the office of director. If the board of directors is classified with respect to the power to elect directors or with respect to the terms of directors and if, due to a vacancy or vacancies, or otherwise, directors of more than one class are to be elected, each class of directors to be elected at the meeting shall be nominated and elected separately. Any shareholder or the shareholder’s proxy may nominate as many persons for the office of director as there are positions to be filled. If nominations for the office of director have been called for as herein provided only candidates who have been nominated in accordance therewith shall be eligible for election. The provisions of this Article III regarding the election and qualification of directors shall be subject to the provisions of a Purchase and Shareholder Agreement among SEI Corporation, the Sprout Investors and Alfred P. West, Jr. dated May 12, 1979 and the provisions of these By-laws shall apply only to the extent they are not inconsistent with said Purchase and Shareholders Agreement.

Unless the articles provided for straight voting, in all elections for directors every shareholder entitled to vote shall have the right to multiply the number of votes to which such shareholder may be entitled by the total number of directors to be elected in the same election by the holders of the class of shares of which his or her shares are a part, and may cast the whole number of such votes for one candidate or may distribute them among any two or more candidates. The candidates receiving the highest number of votes from each class or group of classes entitled to elect directors separately up to the number of directors to be elected in the same election by such class or group of classes shall be elected.

Section 3.03. Number and Term of Office. The board of directors shall consist of such number of directors, not less than three nor more than nine, as may be determined from time to time by resolution adopted by a vote of three-quarters of the entire board of directors. The board of directors shall be divided into three classes, which shall be as nearly equal in number as possible. Each director shall serve for a term of three years and until a successor shall have been elected and qualified, except in the event of death, resignation or removal. The three initial classes shall serve as provided in the Articles of Incorporation. The number of directors shall never be less than three, except that if all the shares of the corporation are owned beneficially and of record by either one or two shareholders, the number of directors may be less than three but not less than the number of shareholders.

Section 3.04. Organization. At every meeting of the board of directors, the chairman of the board, if there be one, or, in the case of a vacancy in the office or absence of the chairman of the board, one of the following officers present in the order stated: the vice chairman of the board, if there be one, the president, the vice presidents in their order of rank and seniority, or a chairman chosen by a majority of the directors present, shall preside, and the secretary, or, in the absence of the secretary, an assistant secretary, or in the absence of the secretary and the assistant secretaries, any person appointed by the chairman of the meeting, shall act as secretary.

Section 3.05. Resignations. Any director of the corporation may resign at any time by giving written notice to the president or the secretary of the corporation. Such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 3.06. Vacancies. The board of directors may declare vacant the office of a director if such director be declared of unsound mind by an order of court, or convicted of felony, or for any other proper cause, or if within 60 days after notice of election, the director does not accept such office either in writing or by attending a meeting of the board of directors.

Any vacancy or vacancies in the board of directors because of death, resignation, removal, in any manner, other than under the provisions of Section 3.07 of this Article, disqualification, an increase in the number of directors, of any other cause, may be filled by a vote of the majority of the remaining members of the board of directors though less than a quorum, at any regular or special meeting; and the director or directors so elected shall hold office until the next election of the class for which such director shall have been elected and until a successor shall have been elected and qualified, or until death, resignation or removal.

Section 3.07. Removal. At any special meeting called for the purpose of removing or electing directors, the entire board of directors, or a class of the board where the board is classified with respect to the power to elect directors, or any individual director may be removed from office without assigning any cause as provided in the Articles of Incorporation. In case the board or such class of the board or any one or more directors be so removed, new directors may be elected at the same meeting. If shareholders are entitled to vote cumulatively for the board or a class of the board, no individual director shall be removed, unless the entire board or class of the board be removed, in case the votes of a sufficient number of shares are cast against the resolution for a removal, which, if cumulatively voted at an annual election of directors, would be sufficient to elect one more directors to the board or to the class.

Section 3.08. Place of Meeting. The board of directors may hold its meetings at such place or places within Pennsylvania, or elsewhere as the board of directors may from time to time appoint, or as may be designated in the notice calling the meeting.

Section 3.09. Organization Meeting. Immediately after each annual election of directors or other meeting at which the entire board of directors is elected, the newly elected board of directors shall meet for the purpose of organization, election of officers, and the transaction of other business, at the place where said election of directors was held. Notice of such meeting need not be given. Such organization meeting may be held at any other time or place which shall be specified in a notice given as thereinafter provided for special meetings of the board of directors.

Section 3.10. Regular Meetings. Regular meetings of the board of directors shall be held at such time and place as shall be designated from time to time by resolution of the board of directors. If the date fixed for any such regular meeting be a legal holiday under the laws of the State where such meeting is to be held, then the same shall be held on the next succeeding business day, not a Saturday, or at such other time as may be determined by resolution of the board of directors. At such meetings, the directors shall transact such business as may properly be brought before the meeting. Notice of regular meetings need not be given.

Section 3.11. Special Meetings. Special meetings of the board of directors shall be held whenever called by the chairman of the board, president or by two or more of the directors. Notice of each such meeting shall be given to each director by telephone or in writing at least 24 hours (in the case of notice by telephone) or 48 hours (in the case of notice by telegram) or five days (in the case of notice by mail) before the time at which the meeting is to be held. Every such notice shall state the time and place of the meeting.

Notice of any special meeting of the board of directors during any emergency resulting from warlike damage or an attack on the United States or any nuclear or atomic disaster shall be given only to such of the directors as it may be feasible to reach at the time and by such means as may be feasible at the time, including publication or radio.

Section 3.12. Quorum. Manner of Acting. and Adjournment. A majority of the directors in office shall be present at each meeting in order to constitute a quorum for the transaction of business. Except as otherwise specified in the articles or these by-laws or provided by statute, the acts of a majority of the directors present at a meeting at which a quorum is present shall be the acts of the board of directors. In the absence of quorum, a majority of the directors present may adjourn the meeting from time to time until a quorum be present, and no notice of any adjourned meeting need be given, other than by announcement at the meeting. The directors shall act only as a board and the individual directors shall have no power as such, provided, however, that any action which may be taken at a meeting of the board may be taken without a meeting if a consent or consents in writing setting forth the action so taken shall be signed by all of the directors and shall be filed with the secretary of the corporation. To the extent required to constitute a quorum at any meeting of the board of directors during any emergency resulting from warlike damage or an attack on the United States or any nuclear or atomic disaster the officers of the corporation who are present shall be deemed in order of rank and within the same rank in order of seniority, directors for such meeting.

Section 3.13. Executive and Other Committees. The board of directors, by resolution adopted by a majority of the whole board, may designate an Executive Committee, a Compensation Committee, an Audit Committee and one or more other committees, each committee to consist of two or more directors. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member of any meeting of the committee. In the absence or disqualification of a member, and the alternate or alternates, if any, designated for such member, of any committee the member or members thereof present at any meeting and not disqualified from voting, whether or not the member or members present constitute a quorum, may unanimously appoint another director to act at the meeting in the place of any such absent or disqualified member.

Except as otherwise provided in this section, the Executive Committee shall have and exercise all of the authority of the board in the management of the business and affairs of the corporation and any other committee shall have and exercise the authority of the board to the extent provided in the resolution designating the committee.

No such committee of the board shall have the authority of the board in reference to:

(1) Amending the by-laws of the corporation;

(2) Declaring any dividend;

(3) Issuing any authorized but unissued share;

(4) Establishing and designating any class or series of shares and fixing and determining the relative rights and preferences thereof, changing the registered office of the corporation, or otherwise effecting any amendment of articles of the corporation; or

(5) Recommending to the shareholders any plan for the sale, lease or exchange of all or substantially all of the property and assets of the corporation, any amendment of articles, any plan of merger or consolidation, any voluntary dissolution of the corporation or any revocation of any election of the corporation to dissolve voluntarily.

In the case of the Executive Committee, all members of the directors in office designated to such committee, or directors designated to replace them as provided in this section shall be present at each meeting to constitute a quorum for the transaction of business and the acts of all, but not less than all of the directors in office designated to the Executive Committee or their replacements shall be the acts of such committee. In the case of all committees other than the Executive Committee, a majority of the directors in office designated to such committee, or directors designated to replace them as provided in this section, shall be present at each meeting to constitute a quorum for the transaction of business and the acts of a majority of the directors in office designated to such committee or their replacements shall be the acts of the committee.

Each committee shall keep regular minutes of its proceedings and report such proceedings periodically to the board of directors.

Unless otherwise provided in a resolution or charter approved by the board, Sections 3.10, 3.11 and 3.12 shall be applicable to each committee of the board of directors.

Subject to the foregoing limitations and provisions, the Executive Committee shall have and exercise the authority of the board set forth in this Section 3.14, and any other committee shall have and exercise the authority of the board to the extent provided in the resolution designating the committee or in the charter of such committee which has been approved by the board.

Section 3.14. Executive Committee. Except as otherwise provided in Section 3.13, the Executive Committee shall be composed of not less than three members of the board and shall have and exercise all of the authority of the board in the management of the business and affairs of the corporation.

Section 3.15. [Section Reserved]

Section 3.16. [Section Reserved]

Section 3.17. Interested Directors or Officers; Quorum. No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for such reason, or solely because the director or officer is present at or participates in the meeting of the board which authorizes the contract or transaction, or solely because his, her or their votes are counted for such purpose, if:

(a) The material facts as to such interest and as to the contract or transaction are disclosed or are known to the board of directors and the board in good faith authorizes the contract or transaction by a vote sufficient for such purpose without counting the vote of the interested director or directors; or

(b) The material facts as to such interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transactions is specifically approved in good faith by vote of the shareholders; or

(c) The contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the board of directors or the shareholders. Interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors which authorizes a contract or transaction specified in this section.

Section 3.18. Fees. Each director shall be paid such reasonable fee, if any, as shall be fixed by the board of directors for each meeting of the board of directors or committee of directors which such director shall attend and may be paid such other compensation for services as a director as may be fixed by the board of directors.

ARTICLE IV

Notice - Waivers - Meetings

Section 4.01. Notice, Manner of Giving and What Constitutes. Any notice required to be given to any person under the provisions of the Pennsylvania Business Corporation Law or by the articles or these bylaws, shall be given to the person either personally or by sending a copy thereof:

(1) By first class or express mail, postage prepaid, or courier service, charges prepaid, to his or her postal address appearing on the books of the corporation or, in the case of directors, supplied by the director to the corporation for the purpose of notice. Notice pursuant to this clause (1) shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a courier service for delivery to that person.

(2) By facsimile transmission, e-mail or other electronic communication to his or her facsimile number or address for e-mail or other electronic communications supplied by him or her to the corporation for the purpose of notice. Notice pursuant to this clause (2) shall be deemed to have been given to the person entitled thereto when sent.

A notice of meeting shall specify the day, hour and geographic location, if any, of the meeting and any other information required by any other provision of the Pennsylvania Business Corporation Law, the articles or these bylaws.

Section 4.02. Waivers of Notice. Whenever any written notice is required to be given under the provisions of the articles, these by-laws, or the Business Corporation Law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before of after the time stated therein, shall be deemed equivalent to the giving of such notice. Except in the case of a special meeting of shareholders, neither the business to be transacted at, nor the purpose of, the meeting need be specified in the waiver of notice of such meeting.

Attendance of a person, either in person or by proxy, at any meeting, shall constitute a waiver of notice of such meeting, except where a person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.

Section 4.03. Conference Telephone Meetings. One or more directors or shareholders may participate in a meeting of the board, of a committee of the board or of the shareholders by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

ARTICLE V

Officers

Section 5.01. Number, Qualifications and Designation. The officers of the corporation shall be a president, one or more vice presidents, a secretary, a treasurer, and such other officers as may be elected in accordance with the provisions of Section 5.03 of this Article. One person may hold more than one office. Officers may but need not be directors or shareholders of the corporation. The president and secretary shall be natural persons of full age; the treasurer, however may be a corporation, but if a natural person shall be of full age. The board of directors may elect from among the members of the board a chairman of the board and a vice chairman of the board who shall be officers of the corporation.

Section 5.02. Election and Term of Office. The officers of the corporation, except those elected by delegated authority pursuant to Section 5.03 of this Article, shall be elected annually by the board of directors, and each such officer shall hold office until the next annual organization meeting of directors and until a successor shall have been duly chosen and qualified, or until death, resignation, or removal.

Section 5.03. Subordinate Officers, Committees and Agents. The board of directors may from time to time elect such other officers and appoint such committees, employees or other agents as the business of the corporation may require, including one or more assistant secretaries, and one or more assistant treasurers, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these by-laws, or as the board of directors may from time to time determine. The board of directors may delegate to any officer or committee the power to elect subordinate officers and to retain or appoint employees or other agents, or committees thereof, and to prescribe the authority and duties of such subordinate offices, committees, employees or other agents.

Section 5.04. Resignations. Any officer or agent may resign at any time by giving written notice to the chairman of the board, if any, the board of directors, or to the president or the secretary of the corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 5.05. Removal. Any officer, committee, employee or other agent of the corporation may be removed, either for or without cause, by the board of directors or other authority which elected or appointed such officer, committee or other agent whenever in the judgment of such authority the best interests of the corporation will be served thereby.

Section 5.06. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or any other cause, shall be filled by the board of directors or by the officer of committee to which the power to fill such office has been delegated pursuant to Section 5.03 of this Article, as the case may be, and if the office is one for which these by-laws prescribe a term, shall be filled for the unexpired portion of the term.

Section 5.07. General Powers. All officers of the corporation as between themselves and the corporation, shall, respectively, have such authority and perform such duties in the management of the property and affairs of the corporation as may be determined by resolution of the board of directors, or in the absence of controlling provisions in a resolution of the board of directors, as may be provided in these by-laws.

Section 5.08. The Chairman and Vice Chairman of the Board. The chairman of the board or in the absence of the chairman, the vice chairman of the board, shall preside at all meetings of the shareholders and of the board of directors. The chairman of the board, if any, shall be the chief executive officer of the corporation and shall have general supervision over the business and operations of the corporation, subject, however, to the control of the board of directors, and shall have power to sign, execute and acknowledge, in the name of the corporation, deeds, mortgages, bonds, contracts or other instruments, authorized by the board of directors, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors or by these by-laws to some other officer or agent of the corporation; and, in general, shall perform all duties incident to the office of the chief executive officer, and such other duties as from time to time may be assigned to him by the board of directors.

Section 5.09. The President. The president shall be the chief administrative officer of the corporation and shall have general supervision over the operations of the corporation, subject, however, to the control of the chairman of the board and the board of directors, and, in the absence of the chairman of the board or in the event of the inability of the chairman of the board to act or in the event of a vacancy in the office of chairman of the board, shall perform the duties and shall have all the powers delegated to the chairman of the board pursuant to Section 5.08, except those delegated to the vice chairman of the board as to meetings of the board and shareholders. The president shall be empowered to sign, execute and acknowledge, in the name of the corporation, deeds, mortgages, bonds, contracts or other instruments, authorized by the board of directors, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors or by these by-laws to some other officer or agent of the corporation; and, in general, shall perform all duties incident to the office of chief administrative officer, and such other duties as from time to time may be assigned to him by the chairman of the board or by the board of directors.

Section 5.10. The Vice Presidents. The vice presidents shall perform the duties of the president in his absence and such other duties as may from time to time be assigned to them by the board of directors, the chairman of the board or by the president; provided, that if in electing any vice president the board of directors specifically describes his duties and authority then the powers of such vice president shall be limited to those duties and authority conferred upon him by the resolution electing him a vice president.

Section 5.11. The Secretary. The secretary or an assistant secretary shall attend all meetings of the shareholders and of the board of directors and shall record all the votes of the shareholders and of the directors and the minutes of the meetings of the shareholders and of the board of directors and of committees of the board in a book or books to be kept for that purpose; shall see that notices are given and records and reports properly kept and filed by the corporation as required by law; shall be the custodian of the seal of the corporation and see that it is affixed to all documents to be executed on behalf of the corporation under its seal; and, in general, shall perform all duties incident to the office of secretary, and such other duties as may from time to time be assigned by the board of directors, the chairman of the board or the president.

Section 5.12. The Treasurer. The treasurer or an assistant treasurer shall have or provide for the custody of the funds or other property of the corporation and shall keep a separate book account of the same to his or her credit as treasurer; shall collect and receive or provide for the collection and receipt of moneys earned by or in any manner due to or received by the corporation; shall deposit all funds in his or her custody as treasurer in such banks or other places of deposit as the board of directors may from time to time designate; shall, whenever so required by the board of directors, render an account showing all transactions as treasurer, and the financial condition of the corporation; and, in general, shall discharge such other duties as may from time to time be assigned by the board of directors, the chairman of the board or the president.

Section 5.13. Officers’ Bonds. Any officer shall give a bond for the faithful discharge of the duties of the officer in such sum, if any, and with such surety or sureties as the board of directors shall require.

Section 5.14. [Section Reserved]

ARTICLE VI

Certificates of Stock, Transfer, Etc.

Section 6.01. Issuance. The share certificates of the corporation shall be numbered and registered in the share ledger and transfer books of the corporation as they are issued. They shall be signed by the president or a vice president and by the secretary or an assistant secretary or the treasurer or an assistant treasurer, and shall bear the corporate seal, which may be a facsimile, engraved or printed but where such certificate is signed by a transfer agent or a registrar the signature of any corporate officer upon such certificate may be a facsimile, engraved or printed. In case any officer who has signed, or whose facsimile signature has been placed upon any share certificate shall have ceased to be such officer because of death, resignation or otherwise, before the certificate is issued, it may be issued with the same effect as if the officer had not ceased to be such at the date of its issue. Share certificates also may bear a notice or restriction of transferability pursuant to any agreements between shareholders and the corporation.

Section 6.02. Transfer. Transfers of shares shall be made on the books of the corporation upon surrender of the certificates therefor, endorsed by the person named in the certificate or by attorney lawfully constituted in writing. No transfer shall be made inconsistent with the provisions of the Uniform Commercial Code, 12A P.S. §§8-101 et sea., and its amendments and supplements. No transfer shall be made in violation of any agreement between shareholders and the corporation, providing a reference to such agreement is made on the share certificate and the corporation is a party to the agreement in which case the terms and conditions contained in such agreement regarding the sale or other transfer of the shares be and are hereby incorporated herein.

Section 6.03. Share Certificates. Certificates for shares of the corporation shall be in such form as provided by statute and approved by the board of directors. The share record books and the blank share certificate books shall be kept by the secretary or by any agency designated by the board of directors for that purpose. Every certificate exchanged or returned to the corporation shall be marked “Cancelled”, with the date of cancellation.

Section 6.04. Record Holder of Shares. The corporation shall be entitled to treat the person in whose name any share or shares of the corporation stand on the books of the corporation as the absolute owner thereof, and shall not be bound to recognize any equitable or other claim to, or interest in, such share or shares on the part of any other person.

Section 6.05. Lost, Destroyed or Mutilated Certificates. The holder of any shares of the corporation shall immediately notify the corporation of any loss, destruction or mutilation of the certificate therefor, and the board of directors may, in its discretion, cause a new certificate or certificates to be issued to such holder, in case of mutilation of the certificate, upon the surrender of the mutilated certificate, or, in case of loss or destruction of the certificate, upon satisfactory proof of such loss or destruction, and, if the board of directors shall so determine, the deposit of a bond in such form and in such sum, and with such surety or sureties, as it may direct.

Section 6.06. Rights Agreement; Transferability. Rights issued pursuant to the Rights Agreement, dated January 6, 2009, between the corporation and American Stock Transfer & Trust Company, LLC (the “Rights Agreement”) may be transferred by an Acquiring Person or an Associate or Affiliate of an Acquiring Person (as such terms are defined in the Rights Agreement) only in accordance with the terms of, and subject to the restrictions contained in, the Rights Agreement.

ARTICLE VII

Indemnification of Directors, Officers, Etc.

Section 7.01. Scope of Indemnification.

(a) The corporation shall indemnify an indemnified representative against any liability incurred in connection with any proceeding in which the indemnified representative may be involved as a party or otherwise, by reason of the fact that such person is or was serving in an indemnified capacity, including without limitation liabilities resulting from any actual or alleged breach or neglect of duty, error, misstatement or misleading statement, negligence, gross negligence or act giving rise to strict or products liability, except where such indemnification is expressly prohibited by applicable law or where the conduct of the indemnified representative has been determined pursuant to Section 7.06 to constitute willful misconduct or recklessness within the meaning of 42 Pa.C.S. § 8365(b) or any superseding provision of law, sufficient in the circumstances to bar indemnification against liabilities arising from the conduct.

(b) If an indemnified representative is entitled to indemnification in respect of a portion, but not all, of any liabilities to which such person may be subject, the corporation shall indemnify such indemnified representative to the maximum extent for such portion of the liabilities.

(c) The termination of a proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the indemnified representative is not entitled to indemnification.

(d) For purposes of this Article:

(1) “indemnified capacity” means any and all past, present and future service by an indemnified representative in one or more capacities as a director, officer, employee or agent of the corporation, or, at the request of the corporation, as a director, officer, employee, agent, fiduciary or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise;

(2) “indemnified representative” means any and all directors and officers of the corporation and any other person designated as an indemnified representative by the board of directors of the corporation (which may, but need not, include any person serving at the request of the corporation, as a director, officer, employee, agent, fiduciary or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise);

(3) “liability” means any damage, judgment, amount paid in settlement, fine, penalty, punitive damages, excise tax assessed with respect to an employee benefit plan, or cost or expense of any nature (including, without limitation, attorneys’ fees and disbursements); and

(4) “proceeding” means any threatened, pending or completed action, suit, appeal or other proceeding of any nature, whether civil, criminal, administrative or investigative, whether formal or informal, and whether brought by or in the right of the corporation, a class of its security holders or otherwise.

Section 7.02. Proceedings Initiated by Indemnified Representatives. Notwithstanding any other provision of this Article, the corporation shall not indemnify under this Article an indemnified representative for any liability incurred in a proceeding initiated (which shall not be deemed to include counter-claims or affirmative defenses) or participated in as an intervenor or amicus curiae by the person seeking indemnification unless such initiation of or participation in the proceeding is authorized, either before or after its commencement, by the affirmative vote of a majority of the directors in office. This section does not apply to reimbursement of expenses incurred in successfully prosecuting or defending an arbitration under Section 7.06 or otherwise-successfully prosecuting or defending the rights of an indemnified representative granted by or pursuant to this Article.

Section 7.03. Advancing Expenses. The corporation shall pay the expenses (including attorneys’ fees and disbursements) incurred in good faith by an indemnified representative in advance of the final disposition of a proceeding described in Section 7.01 or 7.02 upon receipt of an undertaking by or on behalf of the indemnified representative to repay such amount if it shall ultimately be determined pursuant to Section 7.06 that such person is not entitled to be indemnified by the corporation pursuant to this Article. The financial ability of an indemnified representative to repay an advance shall not be a prerequisite to the making of such advance.

Section 7.04. Securing of Indemnification Obligations. To further effect, satisfy or secure the indemnification obligations provided herein or otherwise, the corporation may maintain insurance, obtain a letter of credit, act as self-insurer, create a reserve, trust, escrow, cash collateral or other fund or account, enter into indemnification agreements, pledge or grant a security interest in any assets or properties of the corporation, or use any other mechanism or arrangement whatsoever in such amounts, at such costs, and upon such other terms and conditions as the board of directors shall deem appropriate. Absent fraud, the determination of the board of directors with respect to such amounts, costs, terms and conditions shall be conclusive against all security holders, officers and directors and shall not be subject to voidability.

Section 7.05. Payment of Indemnification. An indemnified representative shall be entitled to indemnification within 30 days after a written request for indemnification has been delivered to the secretary of the corporation.

Section 7.06. Arbitration. Any dispute related to the right to indemnification, contribution or advancement of expenses as provided under this Article, except with respect to indemnification for liabilities arising under the Securities Act of 1933 which the corporation has undertaken to submit to a court for adjudication, shall be decided only by arbitration in the metropolitan area in which the principal executive offices of the corporation are located, in accordance with the commercial arbitration rules then in effect of the American Arbitration Association, before a panel of three arbitrators, one of whom shall be selected by the corporation, the second of whom shall be selected by the indemnified representative and the third of whom shall be selected by the other two arbitrators. In the absence of the American Arbitration Association, or if for any reason arbitration under the arbitration rules of the American Arbitration Association cannot be initiated, or if one of the parties fails or refuses to select an arbitrator, or if the arbitrators selected by the corporation and the indemnified representative cannot agree on the selection of the third arbitrator within 30 days after such time as the corporation and the indemnified representative have each been notified of the selection of the other’s arbitrator, the necessary arbitrator or arbitrators shall be selected by the presiding judge of the court of general jurisdiction in such metropolitan area. Each arbitrator selected as provided herein is required to be or have been a director or executive officer of a corporation whose shares of common stock were listed during at least one year of such service on the New York Stock Exchange or the American Stock Exchange or quoted on the National Association of Securities Dealers Automated Quotations System. The party or parties challenging the right of an indemnified representative to the benefits of this Article shall have the burden of proof. The corporation shall reimburse an indemnified representative for the expenses (including attorneys’ fees and disbursements) incurred in successfully prosecuting or defending such arbitration. Any award entered by the arbitrators shall be final, binding and nonappealable and judgment may be entered thereon by any party in accordance with applicable law in any court of competent jurisdiction. This arbitration provision shall be specifically enforceable.

Section 7.07. Contribution. If the indemnification provided for in this Article or otherwise is unavailable for any reason in respect of any liability or provision thereof, the corporation shall contribute to the liabilities to which the indemnified representative may be subject, in such proportion as is appropriate to reflect the intent of this Article or otherwise.

Section 7.08. Discharge of Duty. An indemnified representative shall be deemed to have discharged such person’s duty to the corporation if he or she has relied in good faith on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by any of the following:

(1) one or more officers or employees of the corporation whom the indemnified representative reasonably believes to be reliable and competent with respect to the matter presented;

(2) legal counsel, public accountants or other persons as to matters that the indemnified representative reasonably believes to be within the person’s professional or expert competence; or

(3) a committee of the board of directors on which he or she does not serve as to matters within its area of designated authority, which committee he or she reasonably believes to merit confidence.

Section 7.09. Contract Rights; Amendment or Repeal. All rights to indemnification, contribution and advancement of expenses under this Article shall be deemed a contract between the corporation and the indemnified representative pursuant to which the corporation and each indemnified representative intend to be legally bound. Any repeal, amendment or modification hereof shall be prospective only and shall not affect any rights or obligations then existing.

Section 7.10. Scope of Articles. The rights granted by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification, contribution or advancement of expenses may be entitled under any statute, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in an indemnified capacity and as to action in any other capacity. The indemnification, contribution and advancement of expenses provided by or granted pursuant to this Article shall continue as to a person who has ceased to be an indemnified representative in respect of matters arising prior to such time, and shall inure to the benefit of the heirs, executors, administrators and personal representatives of such a person.

Section 7.11. Reliance on Provisions. Each person who shall act as an indemnified representative of the corporation shall be deemed to be doing so in reliance upon the rights of indemnification, contribution and advancement of expenses provided by this Article.

Section 7.12. Interpretation. The provisions of this Article have been approved and ratified by the shareholders of the corporation and are intended to constitute By-laws authorized by Section 410F of the Pennsylvania Business Corporation Law and 42 Pa.C.S. § 8365.

ARTICLE VIII

Miscellaneous

Section 8.01. Corporate Seal. The corporation shall have a corporate seal in the form of a circle containing the name of the corporation, the year of incorporation and such other details as may be approved by the board of directors.

Section 8.02. Checks. All checks, notes, bills of exchange or other orders in writing shall be signed by such person or persons as the board of directors may from time to time designate.

Section 8.03. Contracts. Except as otherwise provided in these by-laws, the board of directors may authorize any officer or officers, agent or agents, to enter into any contract or to execute or deliver any instrument on behalf of the corporation, and such authority may be general or confined to specific instances.

Section 8.04. Deposits. All funds of the corporation shall be deposited from time to time to the credit of the corporation in such banks, trust companies, or other depositories as the board of directors may approve or designate, and all such funds shall be withdrawn only upon checks signed by such one or more officers or employees as the board of directors shall from time to time determine.

Section 8.05. Reports. The board of directors shall present at the annual meeting of shareholders a report of the financial condition of the corporation as of the closing date of the preceding fiscal year. Such report shall be in such form as shall be approved by the board of directors and shall be available for the inspection of shareholders at the annual meeting, but the board of directors shall not be required to cause such report to be sent to the shareholders. The board of directors may, but shall not be required to, have such report prepared and verified by an independent certified public account or by a firm of practicing accountants.

Section 8.06. Corporate Records. There shall be kept at the registered office or principal place of business of the corporation an original or duplicate record of the proceedings of the shareholders and of the directors, and the original or a copy of the by-laws including all amendments or alterations thereto to date, certified by the secretary of the corporation. An original or duplicate share register shall also be kept at the registered office or principal place of business of the corporation, or at the office of a transfer agent or registrar, giving the names of the shareholders, their respective addresses and the number and class of shares held by each. The corporation shall also keep appropriate, complete and accurate books or records of account, which may be kept at its registered office or at its principal place of business.

Every shareholder shall, upon written demand under oath stating the purpose thereof, have a right to examine, in person or by agent or attorney, during the usual hours for business, for any proper purpose, the share register, books or records of account, and records of the proceedings of the shareholders and directors, and make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person’s interest as a shareholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the shareholder. The demand under oath shall be directed to the corporation at its registered office in Pennsylvania or at its principal place of business. Where the shareholder seeks to inspect the books and records of the corporation, other than its share register or list of shareholders, the shareholder shall first establish (1) compliance with the provisions of this section respecting the form and manner of making demand for inspection of such document; and (2) that the inspection sought is for a proper purpose. Where the shareholder seeks to inspect he share register or list of shareholders of the corporation and has complied with the provisions of this section respecting the form and manner of making demand for inspection of such documents, the burden of proof shall be upon the corporation to establish that the inspection sought is for an improper purpose.

Section 8.07. Amendment of By-Laws. These by-laws may be amended or repealed, or new by-laws may be adopted, either (1) by vote of the shareholders as provided in the Articles of Incorporation, or (2) with respect to those matters which are not by statute reserved exclusively to the shareholders, by vote of a majority of the board of directors of the corporation in office at any regular or special meeting of directors. Such proposed amendment, repeal or new by-laws, or a summary thereof, shall be set forth in any notice of such meeting, whether annual, regular or special.

Section 8.08. Inconsistency Between By-laws and Articles of Incorporation. In the event of any inconsistency between the provisions of these by-laws and the provisions of the articles, the articles shall control.

ARTICLE IX

Inapplicability of Certain Sections of the

Pennsylvania Business Corporation Law

Section 9.01. Effective December 23, 1983, Section 910 of the Pennsylvania Business Corporation Law (added by Pennsylvania Act No. 1983-92 enacted December 23, 1983) shall not be applicable to the corporation. This Article IX shall continue in effect until rescinded by an amendment to the Articles of Incorporation.

Section 9.02. Control-Share Acquisitions. Subchapter 25G (relating to control-share acquisitions) of 15 Pa.C.S. or any corresponding provision of succeeding law shall not be applicable to the corporation.

Section 9.03. Disgorgement. Subchapter 25H (relating to disgorgement by certain controlling shareholders following attempts to acquire control) of 15 Pa.C.S. or any corresponding provision of succeeding law shall not be applicable to the corporation.